UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2011

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 3, 2011, Genta Incorporated announced that it has initiated a new clinical trial of tesetaxel in Korea as part of a comprehensive global initiative to replace standard taxanes as treatment for patients with advanced gastric cancer.  In this trial, tesetaxel -- the leading oral taxane in clinical development -- will be combined with cisplatin and capecitabine (Xeloda®; Hoffmann LaRoche, Inc.)  The new trial will open at the Severance Hospital, Yonsei University, in Seoul, Korea with Dr. Sun Young Rha, MD PhD, acting as lead investigator.

The trial will be conducted in two phases in patients who have not previously received chemotherapy for advanced disease.  The first phase will test full doses of cisplatin and capecitabine administered in combination with escalating doses of tesetaxel to determine safety.  The second phase will examine the anticancer activity of the triple-drug combination.  The primary endpoint of the second phase is progression-free survival at 6 months, with secondary endpoints of objective response, durable response, and disease control.  The second phase will be conducted as a multicenter trial.  Approximately 60 subjects will be enrolled in both phases of the study.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated May 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	May 3, 2011	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance